EXHIBIT 23.3

CONSENT OF FINANCIAL ADVISORS

We consent to the inclusion of our Fairness Opinion issued to Traders in this registration statement on Form S-4. We also consent to the reference to our firm under the caption “The Opinion of Financial Advisor to Traders.”

Baxter Fentriss and Company

Richmond, Virginia
February __, 2008

{H0360198.2 }